UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018
Southwest Airlines Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
_____________________	_____________	______________
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611, Dallas, Texas	75235-1611
_________________________________	___________
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.

Southwest Airlines Co. (the "Company") is providing guidance regarding its fourth quarter 2018 financial and operational trends.

•
The Company has continued to experience stable unit revenue trends during fourth quarter 2018. Based on current bookings and yield trends, the Company continues to expect its fourth quarter 2018 operating revenue per available seat mile (RASM, or unit revenues) to increase in the one to two percent range, year-over-year.

•
The Company continues to expect $80 million to $90 million of year-over-year improvement in fourth quarter 2018 pre-tax results associated with its new reservation system capabilities, which is in line with the Company's annual 2018 pre-tax goal of $200 million.

•
Based on current cost trends, the Company continues to expect its fourth quarter 2018 operating costs per available seat mile (CASM), excluding fuel and oil expense and profitsharing expense, to be flat to up one percent, year-over-year.

•
Based on the Company’s fuel derivatives contracts and market prices as of December 7, 2018, the Company now expects its fourth quarter 2018 fuel costs to be in the range of $2.25 to $2.30 per gallon, including $.07 per gallon in premium expense and an estimated $.07 per gallon in favorable cash settlements from fuel derivative contracts. This compares with the Company's previous fuel cost guidance in the range of $2.30 to $2.35 per gallon, which included $.07 per gallon in premium expense and $.14 per gallon in favorable cash settlements from fuel derivative contracts, based on fuel derivative contracts and market prices as of October 19, 2018.

•	The Company continues to expect its fourth quarter 2018 year-over-year available seat mile growth to be in the 6 to 6.5 percent range.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s financial outlook, expectations, and projected results of operations, including specific factors expected to impact the Company’s results of operations; (ii) the Company’s plans and expectations with respect to its new reservation system, including the Company’s related financial and operational expectations and opportunities; (iii) the Company’s expectations related to its management of risk associated with changing jet fuel prices; and (iv) the Company’s capacity plans and expectations. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of changes in consumer behavior, economic conditions, actions of competitors (including without limitation pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), governmental actions, natural disasters, and other factors beyond the Company's control, on the Company's business decisions, plans, strategies, and results; (ii) the Company's dependence on third parties, in particular with respect to its technology and fleet plans and initiatives, and the impact on the Company’s operations and results of operations of any related third party delays or non-performance; (iii) the Company's ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; (iv) the impact of fuel price increases and fuel price volatility on the Company’s business plans and results of operations; (v) the volatility of commodities used by the Company for hedging jet fuel and any changes to the Company's fuel hedging strategies and positions; and (vi) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the date this report is filed. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

December 12, 2018	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)